Exhibit 10.4

REVOLVING LOAN AGREEMENT

This REVOLVING LOAN AGREEMENT (this “Agreement”), dated the 29th day of September, 2010 (the “Effective Date”), is by and among UDF IV FINANCE I, L.P., a Delaware limited partnership (the “Borrower”), UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland (“UDF IV”, UDF IV is referred to herein individually at times as a “Guarantor,”) and UNITED TEXAS BANK (the “Bank”).

RECITALS:

A.            Borrower is in the business of originating or acquiring loans evidenced by mortgage notes secured by first and prior liens on real properties located within the State of Texas that are either (i) entitled residential land, (ii) finished lots suitable for single family residential construction, which are held for inventory or (iii) finished lots suitable for single family residential construction, on which a single family residences are to be or are being constructed (collectively called the “Mortgage Paper”).

B.            Borrower has requested the Bank to extend a loan not to exceed Three Million Four Hundred Thousand and No/l00 Dollars ($3,400,000.00), in aggregate, on a revolving loan basis (the “Loan”) from to fund all or part of the loans evidenced by the Mortgage Paper.

C.            Bank is willing to advance the Loan upon the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

SECTION I:  THE LOAN

1.01 Disbursement of the Loan. Subject to the terms hereof, Bank will credit the proceeds of the revolving Loan advanced from time to time to the Borrower's deposit account with the Bank or, at Bank's discretion, to other depository accounts designated by Borrower.

1.02 General Terms. Subject to the terms hereof and the Note (defined below), the Bank will lend the Borrower, from time to time during the period beginning on the Effective Date and ending on September 1, 2011, such sums as the Borrower may request by draw (“Draw”) request to the Bank, received by the Bank not less than two (2) banking days before Bank is requested to fund such Draw and which shall not exceed, in the aggregate principal amount at any one time outstanding, an amount (the “Loan Commitment”) equal to the lesser of $3,400,000.00 or the Borrowing Base, defined in Section 1.06.  Borrower may borrow, repay without penalty or premium and reborrow hereunder, from the Effective Date until September 29, 2011, either the full amount of the Loan Commitment or any lesser sum. It is the intention of the parties that the outstanding principal amount of the Loan shall at no time exceed the amount of the then existing Borrowing Base, and if, at any time, an excess shall for any reason exist, the full amount of such excess, together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE LOAN DOCUMENTS, BANK SHALL HAVE NO OBLIGATION TO MAKE ANY FURTHER ADVANCES OF PRINCIPAL UNDER THE LOAN AFTER SEPTEMBER 1, 2011, ALTHOUGH BANK RESERVES THE RIGHT TO DO SO, IF BANK DEEMS IT NECESSARY TO ADVANCE PRINCIPAL IN ORDER TO PRESERVE COLLATERAL OR ENFORCE ITS RIGHTS UNDER THE LOAN DOCUMENTS.

This Loan will be secured inter alia by Pledged Mortgage Paper (hereinafter defined) which shall at all times during the term of the loan have an aggregate outstanding principal balance equal to at least 154% of the outstanding principal balance of the Loan.

1.03 Draws. Draws will be submitted not more frequently than weekly on forms acceptable to Bank. Borrower will not submit Draws on or after September 1, 2011.

1.04 The Note. The Loan shall be evidenced by a Revolving Line of Credit Promissory Note (the “Note”), having a stated maturity on September 29, 2011, with a face amount of $3,400,000.00, executed by Borrower and payable to the order of Bank.

1.05 The Origination and/or Commitment Fees. In exchange for Bank's agreement to set aside funds to accommodate Borrower's rights to draw hereunder, Borrower will pay Bank $34,000.00 upon execution of this Agreement by Borrower.

1.06 Borrowing Base. The Borrowing Base is an amount equal to the lesser of (i) sixty-five percent (65%) of the outstanding principal balance of the Pledged Mortgage Paper, or (ii) fifty percent (50%) of the appraised value of the Mortgaged Property (hereinafter defined) based upon a Qualified Appraisal (hereinafter defined) (the “Borrowing Base”). For purposes hereof, the term “Pledged Mortgage Paper” shall mean Mortgage Paper pledged to Bank by Borrower and secured by a first and prior deed of trust lien encumbering real properties located within the State of Texas that are either (i) entitled residential land, (ii) finished lots suitable for single family residential construction, which are held for inventory or (iii) finished lots suitable for single family residential construction, on which a single family residences are to be or are being constructed (the “Mortgaged Property”), but excluding any Mortgage Paper which (a) is or becomes past due by more than sixty (60) days, (b) is secured by townhomes, condos, or duplexes, (c) is secured by property located outside of Texas, (d) the outstanding principal balance, payment terms, or collateral securing the Mortgage Paper is modified, except for such modifications to which the Bank has consented in writing (a “Material Modification”), (e) consists of an installment contract for deed, (f) is secured by properties that have ad valorem taxes or other assessments due and owing against the them that are delinquent. For purposes hereof, “Qualified Appraisal” shall mean means a current appraisal of the Mortgaged Property (not less than twelve (12) months old) prepared by a third party appraiser approved by Lender and which is acceptable to Lender in form and substance, as determined by Lender in its sole discretion.  Borrower will remove from the Pledged Mortgage Paper pledged to the Bank at once and without demand (i) any Mortgage Paper that is more than sixty (60) days past due (ii) any Mortgage Paper that has been renewed, modified or extended in any way that results in a Material Modification, (iii) any Mortgage Paper that is secured by properties that have ad valorem taxes or other assessments due and owing against them that are not paid in full when due to the appropriate taxing authorities, or (iv) any other Mortgage Paper that is otherwise out of compliance with the Borrowing Base qualifications, or (v) any other Mortgage Paper that that Bank has notified Borrower is unsatisfactory to Bank, as determined by Bank in its sole discretion, in which case Borrower shall submit replacement Mortgage Paper to Bank which meets the requirements hereof and is otherwise approved by Bank.  Borrower will submit a reconciliation of collateral and debt on (i) the first day of each month and (ii) the date of each Request for an Advance (in the form of Exhibit “R”) (the “Settlement Date”) together with a current Borrowing Base Certificate in the form of Exhibit “O”) (and in the case of a Request for an Advance, after giving effect to the advance so requested).  Prior to September 1, 2011, if the reconciliation shows available borrowing, the Borrower may draw up to the available amount for borrowing. If the reconciliation shows available borrowing to be less than the amount outstanding, the Loan shall be immediately paid down by the Borrower to the available amount, i.e. the Borrowing Base, at that time. No Draw will be funded if any default by Borrower is threatened or has occurred under any of Bank's Loan Documents in Bank's reasonable commercial judgment.

1.07 Mortgage Paper Tracking. In order to induce Bank to enter into this Agreement, Borrower has represented to Bank that Borrower will promptly furnish Bank with all information needed/requested by Bank from time to time to track each item of Pledged Mortgage Paper (“Item”) viz. each first lien note and first lien securing the payment of such first lien note pledged to Bank in order to independently determine its currency, and to remain assured that no Item of Pledged Mortgage Paper considered in the Borrowing Base is more than sixty (60) days past due or otherwise out of compliance with the Borrowing Base qualifications. In addition, Borrower will furnish any certification of Mortgage Paper currency under oath that Bank may request from time to time during the term of the Loan.

1.08 Interest Rate and Payments of Interest.

(A) Except as otherwise provided under § 1.08(B), interest on the principal balance of the Loan from time to time outstanding will be payable in monthly installments (as set forth in the Note) at the floating rate of one percentage point (1%) above The Wall Street Journal Prime Rate per annum based on a 360 day year and the actual number of days elapsed, subject to a floor interest rate of five and one-half percent (5.5%) (the “Floating Rate”). All past due principal and interest shall bear interest at a rate per annum which is equal to the highest lawful rate from maturity until paid. Notwithstanding the foregoing provisions concerning such varying rate, if at any time the Floating Rate exceeds the highest lawful rate, the rate of interest to accrue on the Note shall be limited to the highest lawful rate, but if thereafter the Floating Rate is less than the highest lawful rate, the rate of interest to accrue on the Note shall be the highest lawful rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued if the Floating Rate had at all times been in effect.

(B) It is the intention of the parties hereto to comply with the usury laws applicable to the Loan; accordingly, it is agreed that notwithstanding any provision to the contrary in Agreement or in any of the documents securing payment of the Loan, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess interest is provided for, contracted for, charged for or received, then the provisions of this paragraph shall govern and control and neither the Borrower hereof nor any other party liable for the payment thereof shall be obligated to pay the amount of such excess interest. Any such excess interest which may have been collected shall be, at the Bank's option, either applied as a credit against the then unpaid amount hereof or refunded to Borrower. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws as now or hereafter construed. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged for, or received under this Agreement which are made for the purposes of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the full stated term of the Loan, all interest contracted for, charged for or received from the Borrower or otherwise by the Bank.

1.09 Payment to the Bank. All sums payable to the Bank hereunder shall be paid directly to the Bank in immediately available funds. Additionally, upon the occurrence of an Event of Default, the Bank may charge against any deposit account of the Borrower all or any part of any amount due hereunder.

1.10 Audit of Pledged Mortgage Paper. The Borrower shall permit representatives of Bank, including independent auditors, collateral verification agents, attorneys and any other parties from time to time to audit and inspect Borrower's property, including Borrower's books and records, make photocopies thereof, and record information relating thereto, and Borrower shall reimburse Bank upon demand for the fees, costs and expenses of such audits and inspections. As long as no Event of Default has occurred, Bank agrees to audit and inspect Borrower's property no more frequently than once in any three (3) month period. Upon the occurrence of an Event of Default, Bank shall have the right to audit and inspect Borrower's property more frequently than once in any three (3) month period.

1.11 Servicing Rights. The Borrower covenants that the servicing rights to the Pledged Mortgage Paper will not be sold or assigned and upon an Event of Default the Bank will have control of such rights.

1.12 Guaranty. Guarantor shall guarantee the Obligations (as defined below) of Borrower to Bank by executing and delivering to Bank the Guaranty (as defined below).

SECTION II.  CONDITIONS PRECEDENT

In addition to the provisions set forth in Section 3.06 below, the obligation of the Bank to make any advance on the Loan is subject to the following conditions precedent:

2.01 Documents Required for the Closing. The Borrower shall have delivered to the Bank, prior to the initial disbursement of any Loan amounts (the “Closing”), the following:

(A) The duly executed Note (Exhibit “A”), having a stated maturity on September 29, 2011, with a face amount of $3,400,000.00, executed by Borrower and payable to the order of Bank;

(B) The duly executed Guaranty Agreement (Exhibit “B”) (“Guaranty”), in form acceptable to Bank signed by Guarantor, together with its current financial statement in form/substance acceptable to Bank;

(C) Borrower's current financial statements (the “Borrower Financial Statements”) reviewed by its certified public accountant, which shall be satisfactory in form/content to Bank;

(D) Guarantor's current financial statement (the “Guarantor Financial Statements”) reviewed by their certified public accountant, which shall be satisfactory in form/content to Bank (Borrower Financial Statements and Guarantor Financial Statements are collectively referred to herein as the “Financial Statements”);

(E) Collateral Assignment of Notes and Liens and Security Agreement (Exhibit “C”) (“Assignment”), duly executed by Borrower in favor of Bank, encumbering the Mortgage Paper comprising the Pledged Mortgage Paper, acceptable to Bank, including physical possession of the Notes endorsed to Bank and Financing Statements mentioned in Section III;

(F) UCC-l (Exhibit “D”) Financing Statement, duly executed by Borrower, evidencing the Bank's security interest in the Pledged Mortgage Paper;

(G) Security Agreement (Exhibit “E”) (“Security Agreement”), duly executed by Borrower in favor of Bank, encumbering the assets of Borrower more particularly described therein (the “Collateral”);

(H) UCC-l (Exhibit “F”) Financing Statement, duly executed by Borrower, evidencing the Bank's security interest in the Collateral;

(I) Unanimous Written Consent of the Partners of Borrower (Exhibit “G”), authorizing the execution, delivery, and performance of this Agreement, the Note, and all other documents to be delivered pursuant hereto at such time;

(J) Unanimous Written Consent of the Members and Managers of UDF IV Finance I Manager, LLC (the “General Partner”) (Exhibit “H”), authorizing the execution, delivery, and performance of this Agreement, the Note, and all other documents to be delivered pursuant hereto at such time;

(K) Unanimous Written Consent of the Board of Trustees of United Development Funding IV (Exhibit “I”), authorizing the execution, delivery, and performance of this Agreement, and all other documents to be delivered pursuant hereto at such time;

(L) Statute of Frauds Notice (Exhibit “J”) duly executed by Bank, Borrower and Guarantor;

(M) Errors and Omissions Agreement (Exhibit “K”) duly executed by Bank, Borrower and Guarantor;

(N) Partnership Certificate of Borrower (Exhibit “L”) duly executed by an authorized officer on behalf of Borrower, attesting to the formation, existence and good standing of the Borrower in its state of formation and the state of Texas, the Borrower’s organizational certificates and agreements, and the Resolutions of Borrower’s Partners;

(O) Company Certificate of the General Partner (Exhibit “M”) duly executed by an authorized officer on behalf of the General Partner, attesting to the formation, existence and good standing of the General Partner in its state of formation and the state of Texas, the General Partner’s organizational certificates and agreements, and the Resolutions of the General Partner’s Members and Managers;

(P) Trust Certificate of Guarantor (Exhibit “N”) duly executed by an authorized officer on behalf of Guarantor, attesting to the formation, existence and good standing of Guarantor in its state of formation and the state of Texas, Guarantor’s organizational certificates and agreements, and the Resolutions of the Board of Trustees of Guarantor; and

(R) Borrowing Base Certificate (Exhibit “O”) duly executed by Borrower.

The documents evidencing, securing or otherwise furnished by Bank in connection with the Loan, including this Agreement and the documents set forth above, collectively are called “Loan Documents”.

37599.2/328371v5
Revolving Loan Agreement – United Texas Bank, as Bank and UDF IV Finance I, L.P. as Borrower

SECTION III.  SECURITY AGREEMENT

3.01 Grant of Security Interest. As collateral security for the payment and performance of the Note and any and all other liabilities of Borrower to Bank, direct or contingent, of any nature whatsoever, including both purchase money and non-purchase money transactions, and whether now existing or hereafter arising under this Agreement or the other Loan Documents (collectively the “Obligations”), Borrower hereby grants to Bank a continuing security interest in the following as collateral security for the payment and performance of the Obligations, wherever the following is located and whether the following is now owned or existing or is owned, acquired, or arises hereafter, including, without limitation, acquisition by contract or by operation of law (all terms used in this Section 3.01 which are defined in the Uniform Commercial Code shall have the meanings given to such terms in the Uniform Commercial Code as adopted in the statutes of Texas): (i) all right, title and interest of the Borrower in and to the promissory notes constituting the “Pledged Mortgage Paper”; (ii) all right, title and interest of the Borrower in and to each and every deed of trust, installment contract for deed, mortgage, guarantee, loan document, title policy, insurance policy, or any other right ancillary to or securing or relating to the pledged promissory notes; (iii) all accounts and receivables of Borrower arising out of or relating to the Pledged Mortgage Paper; (iv) all general intangibles of Borrower relating to or arising out of the Pledged Mortgage Paper; (v) all of the rights of Borrower to the payment of money, including, without limitation, tax refund and insurance proceeds, relating to the Pledged Mortgage Paper or the real properties securing same; (vi) all files, records, books, ledger cards (including without limitation, computer programs, tapes and related electronic data processing software) and writings of Borrower or in which it has an interest in any way relating to the Pledged Mortgage Paper; (vii) all other personal property of Borrower of any kind or type whatsoever relating to the Pledged Mortgage Paper; (viii) the Collateral; and (ix) all additions, substitutions, replacements, proceeds and products of each of the foregoing described in this Section 3.01.

3.02 Power of Attorney. Borrower hereby designates and/or appoints Bank and each of its designees or agents as attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to take any or all of the following actions: (i) with respect to any Pledged Mortgage Paper, demand, collect, receive, settle, compromise, adjust, foreclose and resell and/or give discharges and releases, all as Bank may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting amounts owed on Pledged Mortgage Paper and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as Bank may deem appropriate; (iv) receive, open and dispose of mail addressed to Borrower and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment made on account of or funds paid relating to Pledged Mortgage Paper on behalf of and in the name of Borrower; (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Pledged Mortgage Paper as fully and completely as though Bank were the absolute owner thereof for all purposes; (vi) adjust and settle claims under any insurance policy related thereto; and (vii) execute financing statements or amendments thereto or any other documents or writing deemed necessary by Bank to evidence or perfect Bank's security interest in the Pledged Mortgage Paper and the Collateral; provided that Bank agrees to furnish copy of any document executed hereunder to Borrower, as applicable, upon request; and (viii) enter on the premises of Borrower in order to exercise any of Bank's rights and remedies.  The appointment of Bank as attorney-in-fact is coupled with an interest and is irrevocable. Bank agrees not to exercise the rights granted in this Section 3.02 until after the occurrence of an Event of Default.

3.03 No Duty of Bank. Bank shall have no duty as to the collection or protection of the Pledged Mortgage Paper nor as to the preservation of any rights pertaining thereto. Borrower hereby releases Bank from any claims, causes of action and demands at any time arising out of the Pledged Mortgage Paper and its use and/or any actions taken by Bank with respect thereto, and Borrower hereby agrees to indemnify Bank and to hold Bank harmless from any and all such claims, causes of action and demands, except for such claims, causes of action and demands arising from Bank's gross negligence or willful misconduct.

3.04 Collection of Pledged Mortgage Paper. Prior to the Bank exercising its right to collect the Pledged Mortgage Paper pursuant to this Section 3.04, Borrower shall collect with diligence all payments due under the Pledged Mortgage Paper. After the occurrence of an Event of Default, Borrower shall, at the request of Bank, notify the account debtors of the Pledged Mortgage Paper provided for in this Agreement and direct such account debtors to make all such payments directly to Bank. Bank itself may at any time after the occurrence of an Event of Default, so notify the account debtors and/or collect payments due under the Pledged Mortgage Paper.

3.05 Perfection and Protection of Liens and Security Interest. Borrower will from time to time deliver to Bank any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance satisfactory to Bank for the purpose of perfecting, confirming, or protecting Bank's security interest and other rights in the Pledged Mortgage Paper and the Collateral.

3.06 Notice of Assignment. All Pledged Mortgage Paper and all promissory notes, instruments, documents and other agreements entered into by Borrower and covering any of the use or proceeds of Pledged Mortgage Paper shall contain (by way of stamp or other means satisfactory to Bank) the following language: “PAY TO THE ORDER OF UNITED TEXAS BANK, WITH FULL RECOURSE.”

3.07 Rights in Property Held by the Bank. As further security for the prompt satisfaction of all Obligations, the Borrower hereby assigns, transfers, and sets over to the Bank all of its right, title, and interest in and to, and grants the Bank a lien on and a security interest in, all amounts that may be owing, from time to time, by the Bank to the Borrower in any capacity, including, but without limitation, any deposit or other account with the Bank, which lien and security interest shall be independent of, and in addition to, any right of set-off that the Bank has hereunder or otherwise, excluding escrow accounts.

3.08 Priority of Liens. The foregoing liens and security interest in favor of Bank shall be first and prior liens and security interests.

3.09 Financing Statements, Assignments and Deeds of Trust.

(A) The Borrower will:

(1) Join with the Bank in executing such financing statements (including amendments thereto and continuation statements thereof), Assignments and any other collateral documents in form satisfactory to the Bank as the Bank, from time to time, may specify;

(2) Pay, or reimburse the Bank for paying, all costs and taxes of filing or recording the same in such public offices as the Bank may designate; and

(3) Take such other steps as the Bank, from time to time, may direct to perfect, to the satisfaction of the Bank, the Bank's interest in the Pledged Mortgage Paper and the Collateral.

3.10 Mortgage Paper Draw Agreements. No Draw will be submitted, processed or approved until all of the following special conditions relating to the Draw have been satisfied:

(A) Bank has approved the form/content of any and all Mortgage Paper to be pledged to the Bank;

(B) Such Pledged Mortgage Paper has been assigned to Bank as follows:

(1) Borrower has executed an Assignment of Note and Lien (Exhibit “P”) for each County in which the Mortgage Paper is located, assigning the Mortgage Paper to Bank;

(2) the original promissory notes evidencing the indebtedness have been delivered and endorsed by Borrower to Bank with full recourse against Borrower with such endorsement being evidenced by an Allonge to Secured Promissory Note (Exhibit “Q”) affixed to each promissory note, and executed by Borrower in form/content acceptable to Bank; and

(3) the deeds of trust (collectively the “Mortgages”) securing payment of such Pledged Mortgage Paper have been transferred to Bank;

(C) Borrower has delivered a Request for an Advance (Exhibit “R”) and a Borrowing Base Certificate (Exhibit “O”) in form/content acceptable to Bank;

(D) Borrower has delivered an Estoppel Certificate (Exhibit “S”) in form/content acceptable to Bank for each Pledged Mortgage Paper;

(E) Borrower has delivered a Notice Letter (Exhibit “T”) in form/content acceptable to Bank for each Pledged Mortgage Paper to be held by Bank until an occurrence of Event of Default;

(F) evidence that each of the Mortgages is an insured first lien has been delivered to Bank (including the commitment for the mortgagee title insurance policies binders, the pro forma mortgage title insurance policies, or the original mortgage title insurance policies together with such endorsements as Bank may deem necessary showing Borrower as the fee simple owner of the property, free and clear of liens) for each Pledged Mortgage Paper;

(G) Evidence that each the real properties described in each of the Mortgages has been insured against loss by fire and other casualty in the full amount of the indebtedness secured by such Mortgages has been submitted to Bank, and Bank is shown as a loss payee in such policies, as its interests may appear;

(H) Borrower has submitted to Bank appraisals relating to the properties described in such Mortgages, and, if the Bank rejects any such appraisals for any reason, in its sole discretion, Borrower shall obtain a current appraisal of any such property, which is deemed satisfactory by the Bank;

(I) Borrower has submitted to Bank such evidence of such environmental safety and soundness as Bank may request regarding any of the properties described in the Mortgages;

(J) Evidence acceptable to Bank is provided establishing that no Pledged Mortgage Paper comprising the Borrowing Base is more than sixty (60) days past due or is otherwise out of compliance with the Borrowing Base qualifications, and that the outstanding principal balance of the Loan does not exceed the Borrowing Base;

(K) Borrower shall have delivered to Bank a Pledged Mortgage Paper Checklist (Exhibit “U”) in form/content acceptable to Bank for each Pledged Mortgage Paper, accompanied by all items listed on such Pledged Mortgage Paper Checklist;

(L) All Pledged Mortgaged Paper shall contain (by way of stamp or other means satisfactory to Bank) the language required by Section 3.06; and

(M) No Event of Default has occurred hereunder.

3.11 Real Property Described in the Mortgage Paper. Bank does not make any warranties or representations, expressed or implied with respect to the Pledged Mortgage Paper or the real property securing the Pledged Mortgage Paper or its quality, marketability fitness, suitability, or condition; and, Borrower agrees that, except for claims, losses, damages, liabilities and expenses of any kind arising from Bank's gross negligence or willful misconduct, Bank is not responsible for (and Borrower indemnifies Bank against) any claim, loss, damage, liability or expense of any kind incurred by Bank arising directly or remotely from such real property and/or Pledged Mortgage Paper or any sale, disposition, use, inadequacy, defect or deficiency thereof.

SECTION IV.  COVENANTS, REPRESENTATIONS AND WARRANTIES
OF BORROWER AND GUARANTOR

4.01 Agreements. To induce the Bank to enter into this Agreement, the Borrower and Guarantor jointly and severally represent and warrant to and covenant with the Bank as follows:

(A) The Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(B) Borrower is not directly or indirectly controlled by, or acting on behalf of, any person which is an “Investment Company”, within the meaning of the Investment Company Act of 1940, as amended.

(C) Borrower and Guarantor are not in default with respect to any of their existing indebtedness and the making and performance of this Agreement, the Note, the Guaranty, and the other Loan Documents will not (immediately or with the passage of time, the giving of notice, or both):

(1) Violate the documents of formation or constitution of the Borrower or Guarantor, or violate any laws or result in a default under any contract, agreement, or instrument to which the Borrower or the Guarantor are a party or by which the Borrower, the Guarantor or their respective properties are bound; or

(2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower except in favor of the Bank.

(D) Borrower (and Guarantor, to the extent applicable to it) has the power and authority to enter into and perform this Agreement, the Note, and the other Loan Documents, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery, and performance thereof.

(E) This Agreement, the Note, and the other Loan Documents are, or when delivered will be, valid, binding and enforceable in accordance with their respective terms.

(F) Except as otherwise shown herein, there is no pending order, notice, claim, litigation, proceeding, or investigation against or affecting the Borrower or Guarantor, whether or not covered by insurance, that would or could materially or adversely affect the financial condition or business prospects of the Borrower or Guarantor if adversely determined.

(G) As of the Effective Date, except for any other indebtedness owed by Borrower to Bank, the Borrower has no material indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except the extent disclosed in Borrower's financial statement or disclosed in, or permitted by, this Agreement.

(H) Borrower understands that Borrower only may collect monthly installments due on the Pledged Mortgage Paper as they mature monthly and then only for so long as an Event of Default has not occurred. All amounts, if any, representing principal prepayments or payoffs and all amounts, if any, collected by Borrower after the occurrence of any Event of Default represent trust funds which are assigned and belong to Bank and which are to be immediately delivered to the Bank, and any retention of such funds by Borrower after the occurrence of an Event of Default shall be deemed a conversion by Borrower of Bank's property, ipso facto.

(I) Borrower will take all actions and pay all costs to keep and maintain the validity, enforceability, security, priority and collectability of the Pledged Mortgage Paper and the Collateral, and will pay all other amounts which may be necessary or desirable to preserve, maintain and protect Bank's interest in the Pledged Mortgage Paper and the Collateral. Borrower will payor reimburse Bank for all costs incurred by Bank to document, protect and enforce the Loan including legal fees, mortgage title insurance, etc.

(J) Bank shall have all rights, benefits and remedies provided in the Loan Documents as well as those provided by law and may (but is not obligated to) perform any act or pay any amount which Borrower is required and fails to payor perform, as the case may be, at the cost and for the account of the Borrower; and, Borrower agrees to reimburse Bank upon demand for any and all such expenditures, together with interest thereon at the highest lawful contract rate together with all cost of collection.

(K) Borrower and Guarantor will take all necessary action to prevent the occurrence of any default/dispute under any agreement or obligation between Borrower or Guarantor and any other persons or entities in connection with any matter including but not limited to the Pledged Mortgage Paper, the Collateral, or any part thereof.

(L) To the best of Borrower's knowledge, no hazardous substances or solid wastes have been disposed of or otherwise released on or to any of the properties described in the Mortgages securing the Pledged Mortgage Paper. The terms “hazardous substance” and “release” shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, (“CERCLA”), and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the Resource Conservation and Recovery Act 6f 1976, as amended, (“RCRA”); provided, to the extent that the laws of the State of Texas establish a meaning for hazardous substance,” “release,” “solid waste,” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(M) Borrower and Guarantor indemnify Bank against any loss to Bank, including without limitation attorney's fees and costs of site investigation and cleanup, incurred by or imposed on Bank as a result of any use, handling, storage, transportation, or disposal of hazardous or toxic materials on or about any property described in the liens or installment contracts for deed comprising the Pledged Mortgage Paper. This indemnity at the election of Bank shall survive repayment of the Loan and shall continue as long any risk of loss or liability by Bank exists.

(N) As additional security for the punctual payment and performance of the Note, and as part of the security therefor, Borrower hereby grants to Bank a security interest, and a pledge and assignment of, any and all money, property, deposit accounts, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of the Borrower, now held or hereafter coming within Bank's custody or control, including without limitation, all certificates of deposit and other depository accounts whether such have matured or the exercise of Bank's rights result in loss of interest or principal or other penalty on such deposits, but excluding deposits subject to tax penalties if assigned and excluding escrow accounts. Without prior notice or demand upon the Borrower, Bank may exercise its rights granted above at any time when a default has occurred. Bank's rights and remedies under this paragraph shall be in addition to and cumulative of any other rights or remedies at law and equity including, without limitation, any rights of set-off to which Bank may be entitled.

(O) Borrower and Guarantor will give immediate written notice to the Bank of (1) any default of Borrower or Guarantor hereunder; (2) any litigation or proceeding in which it is a party if any adverse decision therein would require it to pay more than $50,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); (3) the institution of any other suit or proceeding involving it that might materially and adversely affect its operation financial condition, property, or business prospects; and (4) any contingent liabilities in accordance with generally accepted accounting principles, consistently applied (“GAAP”). Notwithstanding anything in the foregoing sentence to the contrary, Guarantor shall not be required to provide the information set forth in this Section 4.01(0) to the Bank if such information is considered nonpublic information under the regulations of the Securities and Exchange Commission and the disclosure of such nonpublic information would result in a violation of the regulations of the Securities and Exchange Commission.

(P) Borrower shall not incur any indebtedness, directly or indirectly, in excess of $1,000,000.00, other than indebtedness owed by Borrower to Bank and trade debt incurred and paid in the ordinary course of business, and Borrower shall not assign, pledge, grant any security interests or liens in or otherwise transfer or encumber any of the Mortgage Paper or the Collateral now owned and held or subsequently acquired by Borrower; it being the intent of this provision that although the Bank shall not have a direct lien or security interest in the Mortgage Paper which is not or does not become Pledged Mortgage Paper, such unpledged Mortgage Paper shall constitute a secondary source of repayment of the Loan, and the continued availability of such unpledged Mortgage Paper constitutes a material inducement for the Bank to make and advance the Loan.

(Q) Borrower currently has and shall maintain at all times throughout the term hereof, a minimum Tangible Net Worth of $l,000,000.00, as determined in accordance with the audited financial statements of Borrower based upon GAAP. The term “Tangible Net Worth” means net worth minus intangible assets.

(R) Guarantor currently has and shall maintain at all times throughout the term hereof, a minimum Tangible Net Worth of $20,000,000.00, as determined in accordance with the audited financial statements of Borrower based upon GAAP.

(S) Borrower and/or Guarantor currently has and shall maintain at all times throughout the term hereof, a minimum balance of $1,500,000 in deposit accounts with Bank measured on a rolling ninety (90) day average basis.  Upon the occurrence of an Event of Default, Borrower or Guarantor shall immediately deposit a minimum of $3,400,000 in deposit accounts with Bank (inclusive of the $1,500,000 in deposit accounts referenced above) measured on a rolling ninety (90) day average basis which shall be automatically pledged to Bank as further security for the Loan.  To evidence said pledge, Borrower and/or Guarantor shall execute and deliver to Bank one or more security agreement(s) and assignment(s) to Bank with respect to said deposit accounts.

(T) Borrower owns clear title to all Mortgage Paper free and clear of any liens or security interests, except for the liens and security interests of Bank. The Mortgage Paper is payable to the order of Borrower prior to endorsement of same to Bank.

(U) Borrower currently has and shall maintain at all times throughout the term hereof, a minimum “Debt Service Coverage Ratio” of at least 1.25 to 1. “Debt Service Coverage Ratio” means [net income plus all non-cash charges plus interest expense less dividends and distributions] divided by [interest expense and current maturities of all indebtedness of Borrower] (as those terms are defined in GAAP). The Debt Service Coverage Ratio shall be tested on a quarterly basis in conjunction with the delivery of Borrower's financial statements.

(V) Upon the occurrence of an Event of Default Borrower will not declare or pay any dividends, distributions, or make any other payment on account of its partnership interests, or redeem, purchase or retire any of its partnership interests, or grant or issue any new partnership interests or any warrant, right or option pertaining to its partnership interests, without the prior written consent of Bank.

(W) Except to acquire or originate Mortgage Paper, Borrower will not, directly or indirectly, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any third party.

(X) Borrower shall not transfer, sell, lease, assign, or otherwise dispose of any of its assets other than in the ordinary course of its business.

(Y) Borrower shall not (i) change its current management structure without the prior written consent of Bank; (ii) allow, consent or permit any partner of Borrower to sell, assign, transfer, convey, pledge, mortgage, encumber or grant a security interest in any of the membership interests in Borrower, without the prior written consent of Bank, or (iii) engage in any other business other than the businesses in which Borrower is engaged in as of the Effective Date.

(Z) Borrower will obtain and maintain casualty and business interruption insurance and such other insurance policies as may be specified by Bank, upon and relating to Borrower's business, all in such amounts and with such insurance carriers as may be specified by Bank from time to time.

(AA) Borrower will keep and maintain full and accurate accounts and records of its operations according to general accounting principles consistently applied.

4.02 Survival. All of the covenants representations and warranties set forth in Section 4.01 shall survive until all Obligations are satisfied in full and there remain no outstanding Commitments hereunder; and, in the case of subparagraph 4.01(M), such indemnity will remain in effect for so long as the risk of loss to be indemnified against exists.

SECTION V.  DEFAULT

5.01 Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(A) The Borrower or Guarantor shall fail to pay when due any installment of principal or interest or fee payable hereunder or under the Note, the Guaranty, or any of the other Loan Documents, and such failure continues for ten (10) days after the date such payment was due;

(B) The Borrower or Guarantor shall fail to observe or perform any other obligation to be observed or performed by them hereunder or under any of the Loan Documents (which does not otherwise include the payment of the monetary obligations covered by Section 5.01(A) above), and such failure shall continue for twenty (20) days after written notice of same is sent to Borrower;

(C) The Borrower shall fail to pay any indebtedness due any third persons, and such failure shall continue beyond any applicable grace period, or the Borrower shall suffer to exist any other event of default under any agreement binding the Borrower;

(D) Any financial statement, representation, warranty, or certificate made or furnished by or with respect to Guarantor or Borrower to the Bank in connection with this Agreement, or as an inducement to the Bank to enter into this Agreement, or in any separate statement or document delivered or to be delivered to the Bank hereunder, shall be materially false, incorrect, or incomplete when made;

(E) The dissolution of Borrower or Guarantor, or Borrower shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors;

(F) Proceedings in bankruptcy, or for reorganization of the Borrower or Guarantor, or for the readjustment of any of their respective debts under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower or Guarantor and, except with respect to any such proceedings instituted by the Borrower, shall not be discharged within thirty (30) days of their commencement;

(G) The occurrence of a material adverse change in the financial condition of either the Borrower or the Guarantor;

(H) The occurrence of any event or the existence of any condition directly or indirectly involving Borrower, Guarantor or any other parties now or hereafter liable for the payment of the Loan which, in Bank’s judgment, would impair the Loan or otherwise render Bank insecure; or

(J) The sale, transfer or assignment of any of the assets or properties of the Borrower or the Guarantor except for sales, transfers or assignments of individual assets or properties in the ordinary course of business and for equivalent value received.

5.02 Acceleration. Immediately, at the option of Bank and without notice, upon the occurrence of an Event of Default all obligations, whether hereunder or otherwise, including without limitation the entire outstanding principal balance of the Note and all accrued but unpaid interest thereon, shall immediately become due and payable without further action of any kind.

5.03 Servicing Rights. Upon the occurrence of an Event of Default Bank will have the ability to take over and control all servicing rights for the Pledged Mortgage Paper.

5.04 Remedies. After any acceleration, as provided for in Section 5.02, the Bank shall have, in addition to the rights and remedies given it by this Agreement and the Loan Documents, all those allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code.

5.05 Notice Letter. Immediately, at the option of Bank and without notice, upon the occurrence of an Event of Default Bank shall have the right to send the Notice Letter attached hereto as Exhibit “T” to each account debtor of Pledged Mortgage Paper. Bank agrees that it will not mail the executed Notice Letter for each Pledged Mortgage Paper until the occurrence of an Event of Default.

SECTION VI. PARTIAL RELEASE'S (REASSIGNMENT) AGREEMENTS

6.01 Partial Release. Bank may from time to time without obligation partially release its liens and security interests against the Pledged Mortgage Paper, (i.e. Bank will reassign without warranty or recourse the Pledged Mortgage Paper) under the following agreements:

(i) no Event of Default is pending or threatened under the Loan Documents;

(ii) such partial release is documented, recorded and otherwise accomplished without cost to Bank;  and

(iii) such partial release does not (a) cause Borrower to be out of compliance with the Borrowing Base (as evidenced by a Borrowing Base Certificate duly completed and executed by Borrower delivered by Borrower to Bank, which Borrowing Base Certificate gives effect to the proposed partial release) or any financial covenant set forth in this Agreement, or (b) otherwise cause an Event of Default to occur.

6.02. Release. If the Loan is paid in full and Bank has no further obligation to make advances hereunder, Bank will release its liens and security interests against the Pledged Mortgage Paper, (i.e. Bank will reassign without warranty or recourse the Pledged Mortgage Paper).

37599.2/328371v5
Revolving Loan Agreement – United Texas Bank, as Bank and UDF IV Finance I, L.P. as Borrower

SECTION VII.  MISCELLANEOUS

7.01 Construction.  The provisions of this Agreement shall be in addition to those of any guaranty, security agreement, note, or other evidence of liability now or hereafter held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other guaranty, pledge or security agreements, notes, or other evidences of liability in accordance with their respective terms.

7.02 Further Assurance. From time to time, the Borrower and Guarantor will execute and deliver to the Bank such additional documents and will provide such additional information, including but not limited, to supplementary Financial Statements information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrower and Guarantor (the “Additional Information”). The Additional Information provided by Guarantor to Bank shall be limited to the information that is set forth in all reports Guarantor file with the Securities and Exchange Commission.

In particular, Borrower and Guarantor will furnish to Bank Financial Statements in form/content acceptable to Bank, as follows:

Borrower

Monthly Status Reports on Pledged Mortgage Paper;

Borrowing Base Certificates Monthly and upon any Request for an Advance being delivered to Bank;

Audited Annual Financial Statements;

Quarterly Financial Statements prepared by Borrower;

Proof of Insurance on underlying real properties;

Annual Tax Return; and

Direct Verification of Outstanding Balance of Residential Pledged Paper.

Guarantor

Annual Financial Statements

Annual Tax Return

Annual 10-K Report.

The annual financial statements of Borrower and Guarantor will be furnished to Bank within one hundred twenty (120) days after the end of each fiscal year of Borrower and Guarantor, beginning with the fiscal year most recently ended, and will be audited by such party's certified public accountant. The quarterly financial statements of Borrower will be furnished to Bank within forty-five (45) days after January 1, April 1, July 1, and October 1 of each year, beginning October 1, 2010, and will be reviewed by such party's certified public accountant. The monthly status reports on Pledged Mortgage Paper shall be furnished to Bank within ten (10) days after the end of each calendar month and shall contain (i) the outstanding balance and payment history of each Pledged Mortgage Paper, (ii) any sales of the Mortgaged Property securing such Pledged Mortgage Paper in the past month, including the date of sale and the purchase price paid, (iii) pending and contracted sales of the Mortgaged Property securing such Pledged Mortgage Paper, including the anticipated date of sale and the purchase price to be paid, and (iv) and any material trends, developments or events reasonably expected to affect such Mortgaged Property. The direct verification of outstanding balance of Pledged Mortgage Paper as evidenced by Borrower’s books and records shall be furnished to Bank within ten (10) days after January 1 and June 1 of each year, beginning January 1, 2011. The statements delivered to Bank pursuant to this Agreement will be prepared in accordance with generally accepted accounting principles and in form acceptable to Bank and will include, inter alia complete contingent liability information, cash flow reports and income and expense statements. In addition, Borrower and Guarantor will furnish Bank copies of their current (filed) income tax returns and future returns within thirty (30) days after filing the same with the Internal Revenue Service, during the term of the Loan. Guarantor will also furnish Bank a copy of its annual 10-K Report within thirty (30) days after filing the same with the Securities and Exchange Commission.

7.03 Enforcement and Waiver by the Bank. The Bank shall have the right at all times to enforce the provisions of this Agreement and the Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy. In the event and to the extent, if any, that Borrower is indebted to Bank under any obligation arising prior to the execution of this Loan Agreement (“Prior Indebtedness”), Borrower agrees that Borrower has no off-sets, defense or counterclaims to payment of the Prior Indebtedness.

7.04 Future Advances Secured. The Pledged Mortgage Paper mentioned herein secures and enforces the payment of the Obligations including but not limited to all sums advanced by Bank to Borrower pursuant to the Note.

7.05 Expenses of the Bank. The Borrower will, on demand, reimburse the Bank for all expenses, including the reasonable fees and expenses of legal counsel for the Bank, incurred by the Bank in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the Loan Documents and the collection or attempted collection of the Note.

7.06 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail postage prepaid, return receipt requested to the parties at their address shown by their names below, unless such address is changed by written notice hereunder.

7.07 Waiver Release and Indemnity by the Guarantor and Borrower. To the maximum extent permitted by applicable laws, each of the Guarantor and the Borrower:

(A) Waives (1) protest of all commercial paper at any time held by the Bank on which the Borrower is in any way liable; (2) except as the same may herein be specifically granted, notice of acceleration and of intention to accelerate; and (3) notice and opportunity to be heard, after acceleration before exercise by the Bank of the remedies of self-help, set-off; or of other summary procedures permitted by any applicable laws or by any agreement with the Guarantor or Borrower, and, except where required hereby or by any applicable laws, notice of any other action taken by the Bank;

(B) Releases the Bank and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except for willful misconduct and gross negligence; and

(C) Indemnifies Bank against any loss, claim, cost, damage or liability incurred by Bank in connection with or arising from any failure, breach or default of any statement, warranty, agreement, obligation or agreement of Borrower or Guarantor contained herein or made/delivered to Bank in connection herewith without regard to any act or omission of Bank and waives trial by jury.

7.08 Applicable Law. This Agreement is entered into and performable in Dallas, Dallas County, Texas and shall be subject to and construed and enforced in accordance with the laws of the State of Texas.

7.09 Binding Effect. Assignment and Entire Agreement.  This Agreement shall inure to the benefit of; and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank.  This Agreement, including any Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

7.10 Severability.  If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provisions hereof are severable.

7.11 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

7.12 Controlling Interpretation.  The other Loan Documents delivered pursuant to or in connection with this Agreement shall supplement and be in addition to the terms and provisions of this Agreement. If an inconsistency of provisions should exist between any of the Loan Documents, the interpretation of such provision most favorable to Bank, as Bank shall determine in its sole discretion, shall control.

7.13 RELIEF FROM AUTOMATIC STAY.  AS A MATERIAL INDUCEMENT AND AS FURTHER CONSIDERATION TO INDUCE LENDER TO MAKE THE LOAN, BORROWER AND GUARANTORS HEREBY STIPULATE, AGREE, CONSENT TO AND ACKNOWLEDGE THAT IN THE EVENT THAT A PROCEEDING UNDER TITLE 11 OF THE U.S. CODE IS COMMENCED, EITHER VOLUNTARY OR INVOLUNTARY, BY OR AGAINST BORROWER OR GUARANTORS, LENDER IS ENTITLED TO IMMEDIATE RELIEF FROM ANY AUTOMATIC STAY IMPOSED UNDER SECTION 362 OF TITLE 11 OF THE U.S. CODE, AS AMENDED, OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO LENDER, WITHOUT REQUIRING LENDER TO FILE A MOTION FOR RELIEF FROM THE AUTOMATIC STAY. IN ADDITION TO THE FOREGOING, BORROWER AND GUARANTORS FURTHER STIPULATE, AGREE AND ACKNOWLEDGE THAT NEITHER BORROWER NOR GUARANTORS SHALL OPPOSE OR OBJECT TO LENDER'S MOTION FOR RELIEF FROM ANY AUTOMATIC STAY OR ANY VALUATION OF THE PROPERTY SUBJECT TO THE AUTOMATIC STAY CONDUCTED BY LENDER.

7.14 WAIVER OF JURY TRIAL. IN THE EVENT LITIGATION SHOULD ARISE OUT OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE LOAN DOCUMENTS OR ANY OTHER MATTER RELATED THERETO WHATSOEVER OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OR INACTIONS BY LENDER, IT IS HEREBY STIPULATED AND AGREED BY BORROWER AND GUARANTORS THAT BORROWER AND GUARANTORS SHALL WAIVE AND DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHTS TO DEMAND A TRIAL OF ANY SUCH MATTER BY OR BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO COMMIT TO MAKE THE LOAN.

THIS WRITTEN LOAN AGREEMENT (AND ALL RELATED DOCUMENTS MENTIONED HEREIN OR PREPARED OR APPROVED IN WRITING BY BANK CONCURRENTLY HEREWITH, INCLUDING THE NOTE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[End of text.  Signature pages to follow.]

37599.2/328371v5
Revolving Loan Agreement – United Texas Bank, as Bank and UDF IV Finance I, L.P. as Borrower

BANK:

UNITED TEXAS BANK

By:
Name:
Title:

Address:  12222 Merit Drive, Suite 100/170
   Dallas, Texas 75251

BORROWER:

UDF IV FINANCE I, L.P.,
a Delaware limited partnership

By:           UDF IV Finance I Manager, LLC,
a Delaware limited liability company,
its General Partner

By:           United Development Funding IV,
a real estate investment trust organized under the laws of the State of Maryland, its Managing Member

By:           /s/ Hollis M. Greenlaw
Hollis M. Greenlaw,
Chief Executive Officer

Address:  1301 Municipal Way, Suite 200
   Grapevine, Texas 76051

GUARANTOR:

UNITED DEVELOPMENT FUNDING IV,
a real estate investment trust organized under the laws of the State of Maryland

By:           /s/ Hollis M. Greenlaw
Hollis M. Greenlaw,
Chief Executive Officer

37599.2/328371v5
Revolving Loan Agreement – United Texas Bank, as Bank and UDF IV Finance I, L.P. as Borrower